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                                                                   EXHIBIT 10.38

                                                                  EXECUTION COPY

                                             EMPLOYMENT AGREEMENT dated as of
                                    March 1, 2003, between PACER INTERNATIONAL,
                                    INC., a Tennessee corporation (the
                                    "Company"), and DENIS M. BRUNCAK (the
                                    "Employee").

         The Company and the Employee are entering into this Agreement to set forth the terms and conditions of the Employee's continued employment with the Company. Accordingly, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Employee, the Company and the Employee hereby agree as follows:

     Section 1. Duties. On the terms and subject to the conditions contained in this Agreement, the Employee will continue to be employed by the Company as its Executive Vice President, Corporate Accounts and Relations, subject to the supervision and direction of the Company's Board of Directors (the "Board") and the Company's more senior officers. The Employee shall perform such duties for and on behalf of the Company and its subsidiaries and other affiliates consistent with such position as reasonably may be assigned to the Employee from time to time by the Board or the Company's more senior officers.

     Section 2. Term. The Employee's employment hereunder shall be for the period (the "Employment Period") that commenced on January 1, 2003 (the "Commencement Date"), and will end on December 31, 2004 (the "Scheduled Termination Date"), unless his employment is sooner terminated by the Company or the Employee pursuant to and in accordance with the applicable provisions of this Agreement. Upon such termination, the Employee (or, if applicable, the Employee's beneficiaries or estate) shall be entitled to those rights and benefits provided in Section 8(a) or Section 8(b), as applicable to such termination.

     Section 3. Time to be Devoted to Employment. During the Employment Period, the Employee shall devote substantially all of the Employee's working energies, efforts, interest, abilities and time exclusively to the business and affairs of the Company and its subsidiaries and other affiliates. The Employee shall not engage in any other business or activity that, in the reasonable judgment of the Board, would conflict or interfere with the performance of the Employee's duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

     Section 4. Base Salary; Bonus; Benefits. During the Employment Period, the Company (or any of its Affiliates) shall pay the Employee an annual base salary (the "Base Salary") of $572,000, payable in such installments (but not less often than monthly) as is generally the policy of the Company from time to time with respect to the payment of regular compensation to its executive officers. During the Employment Period, the Employee shall not be entitled to any bonus unless otherwise determined by the Board in its sole discretion. During the Employment Period, the Employee will be entitled to (i) no less than four (4) weeks vacation per calendar year occurring during the Employment Period, which shall accrue and be taken in accordance with the Company's policy in effect from time to time, (ii) up to $400 per month for country club dues and up to $1,700 per month for an automobile allowance, and (iii) such paid holidays and other benefits as may be made available from time to time to other executive officers of the Company

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and its subsidiaries generally, including, without limitation, participation in such health, life and disability insurance programs and retirement or savings plans, if any, as the Company and its subsidiaries may from time to time maintain in effect, subject to the Company's and its subsidiaries' rights from time to time to amend, modify, change or terminate in any respect any of their respective employee benefit plans, policies, programs or benefits.

     Section 5. Reimbursement of Expenses. During the Employment Period (and the Consulting Period contemplated by Section 8(c), if any), the Company reasonably shall reimburse the Employee in accordance with the Company's policy for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in connection with the performance of the Employee's duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company.

     Section 6. Disability or Death. If, during the Employment Period, the Employee is incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") so as to render the Employee mentally or physically incapable of performing the services required to be performed by the Employee under this Agreement for any period of ninety (90) consecutive days or for an aggregate of one hundred and eighty (180) days in any period of three hundred and sixty (360) consecutive days, the Company may, at any time thereafter, at its option, terminate the Employee's employment under this Agreement immediately upon giving the Employee written notice to that effect. In the event of the Employee's death, the Employee's employment will be deemed terminated as of the date of death.

     Section 7. Termination.

         (a) The Company may terminate the Employee's employment hereunder at any time for "cause" by giving the Employee written notice of such termination, containing reasonable specificity of the grounds therefor. For purposes of this Agreement, "cause" shall mean (i) the Employee's willful misconduct with respect to the business and affairs of the Company or any of its subsidiaries or other affiliates, (ii) the Employee's willful neglect of the Employee's duties or the failure to follow the lawful and reasonable directions of the Board or more senior officers of the Company to whom the Employee reports, including the violation of any material policy of the Company or any of its Affiliates that is applicable to the Employee, (iii) the Employee's material breach of any of the provisions of this Agreement or any other material written agreement between the Employee and the Company or any of its Affiliates and, if such breach is capable of being cured, the Employee's failure to cure such breach within thirty (30) days of receipt of written notice thereof from the Company or any of its Affiliates, (iv) the Employee's commission of a felony, (v) the Employee's commission of an act of fraud or financial dishonesty with respect to the Company or any of its Affiliates, or (vi) the Employee's conviction for a crime involving moral turpitude or fraud. A termination pursuant to this Section 7(a) shall take effect immediately upon the giving of the notice contemplated hereby.

         (b) The Company may terminate the Employee's employment hereunder at any time without "cause" by giving the Employee written notice of such termination, which termination shall be effective as of the date set forth in such notice; provided, however, that such date shall not be earlier than the date of such notice.

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         (c) The Employee may terminate his employment hereunder at any time for
"good reason" by giving the Company written notice of such termination, specifying that such notice is being given pursuant to this Section 7(c) and containing reasonable specificity of the grounds therefor, which termination shall be effective as of the date the Company is deemed to have received such notice pursuant to Section 14(b). For purposes of this Agreement, "good reason" shall mean (i) any reduction in the Employee's then-current Base Salary; (ii) any reduction in the benefits required under this Agreement to be provided by the Company to the Employee, and if such reduction is capable of being cured, the Company's failure to cure the same within thirty (30) days after the Company's receipt of written notice thereof from the Employee; (iii) any breach by the Company of its material obligations to the Employee under this Agreement and, if such breach is capable of being cured, the Company's failure to cure such breach within thirty (30) days after the Company's receipt of written notice thereof from the Employee; and (iv) the Employee's principal office is relocated to any location that is more than one hundred (100) miles from the Columbus, Ohio, metropolitan area without the Employee's consent.

         (d) The Employee may terminate his employment hereunder at any time for any or no reason by giving the Company written notice of such termination, specifying that such notice is being given pursuant to this Section 7(d), which termination shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the day on which such notice is delivered to the Company (determined pursuant to Section 14(b) below). Such notice shall be deemed to constitute the Employee's agreement to provide consulting services to the Company during the Consulting Period pursuant to
Section 8(c)).

     Section 8. Effect of Termination.

         (a) Upon the effective date of a termination of the Employee's employment under this Agreement for any reason, including the Employee's voluntary resignation where the Employee does not agree to provide consulting services to the Company pursuant to Section 8(c) (but excluding (1) a termination by the Company without "cause" pursuant to Section 7(b), (2) a termination by the Employee for "good reason" pursuant to Section 7(c), and (3) the Employee's voluntary resignation and agreement pursuant to Section 7(d) to provide consulting services to the Company pursuant to Section 8(c)), neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its Affiliates arising out of this Agreement, except the right to receive, within thirty (30) days after the effective date of such termination (or such earlier period as may be required by applicable law):

          (i) the unpaid portion of the Base Salary provided for in Section 4, computed on a per diem basis to the effective date of such termination;

          (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed, as provided in Section 5; and

          (iii) the unpaid portion of any amounts earned by the Employee prior to the effective date of such termination pursuant to any benefit program in which the Employee participated during the Employment Period; provided,
                                                                      --------
     however, that the Employee shall not be entitled to receive any
     -------
     benefits under any benefit program that have accrued during

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any period if the terms of such program require that the beneficiary be employed by the Company as of the end of such period; provided, however, that
                                                      -------- -------
the foregoing shall not be deemed to constitute a waiver of the Employee's rights to continue coverage pursuant to the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1993 (COBRA), subject to the applicable terms and conditions thereof.

         (b) Upon the effective date of a termination of the Employee's employment under this Agreement (1) by the Company without "cause" pursuant to
Section 7(b), (2) by the Employee for "good reason" pursuant to Section 7(c), or
(3) by the Employee as a result of his voluntary resignation and agreement pursuant to Section 7(d) to provide consulting services to the Company pursuant to Section 8(c), neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or other affiliates arising out of this Agreement, except the right to receive, within thirty (30) days after the effective date of such termination, in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clause (ii) below in the case of amounts due thereunder (or in each case such earlier period as may be required by applicable law):

               (i) the payments, if any, referred to in Section 8(a) above; and

               (ii) provided that the Employee is not in breach of any provision of this Agreement surviving such termination and does not engage in any activity or conduct proscribed by Section 9 or Section 10 (regardless of the extent to which such Section may be enforced under applicable law), the right to continue to receive an annual amount equal to the Base Salary for the period commencing on the effective date of such termination and ending on the Scheduled Termination Date, payable during such period in such manner as the Base Salary would have been payable pursuant to Section 4 but for such termination, with the parties understanding that the Employee shall not have any duty to mitigate the Company's liability pursuant to this Section 8(b)(ii) by seeking subsequent employment or other engagements for compensation.

         (c) If the Employee voluntary resigns from his employment hereunder pursuant to Section 7(d) at any time prior to the Scheduled Termination Date, then, in consideration of the Company's agreement to continue to provide to the Employee, as a consulting fee, the payments contemplated by, and subject to the conditions of, Section 8(b)(ii) , the Employee shall provide to the Company, on a non-exclusive basis and subject to the Employee's other obligations and commitments, such advisory and consulting services as the Company may reasonably request from time to time during the period (the "Consulting Period") commencing on the effective date of such resignation and ending on the Scheduled Termination Date. During any such Consulting Period, and notwithstanding any other provision of this Agreement to the contrary: (i) the Employee shall be acting as an independent contractor to the Company and will have no authority to act for or bind the Company in any way and will not represent otherwise to any Person; and (ii) the Employee shall be responsible for, and shall indemnify, defend and hold the Company harmless from and against, all federal, state and local income, employment, social security and other similar taxes and levies imposed on or payable by the Employee on or with respect to his receipt of such consulting fees and other benefits paid and made available to the Employee pursuant to this Section 8(c), any other provision of this Agreement to the contrary notwithstanding. During the Consulting Period, the Company at its expense will provide the

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Employee with an office and such shared secretarial support as may be reasonably necessary to accommodate the Employee's performance of his duties under this Agreement, located at the Company's or its Affiliate's offices in the vicinity of Columbus, Ohio (so long as the Company or one of its Affiliates continues to maintain offices at such location).

         (d) In addition to, and not by way of limitation of, any other provision of this Agreement, upon the effective date of the termination of the Employee's employment hereunder, unless otherwise agreed by the Company, the Employee shall surrender and deliver to the Company (i) all credit cards and charge cards of or belonging to or issued in the name of the Company or any of its Affiliates, (ii) all membership cards for memberships maintained by or in the name of the Company or any of its Affiliates, (iii) all documents, records, and files (including all copies thereof, regardless of the form or media in which the same exist or are stored) in the Employee's possession and belonging or relating to the Company or any of its Affiliates (except that the Employee may retain one copy thereof for personal archive purposes, subject to the other terms and conditions of this Agreement, including Section 9), and (iv) any and all other personal property in the Employee's possession belonging to the Company or any of its Affiliates. Following the termination of the Employee's employment hereunder, the Employee and the Company shall cooperate with one another in timely executing and filing such notices and other documents evidencing such termination as each may reasonably request, including filings with the Internal Revenue Service and state taxing authorities, the Securities and Exchange Commission, and the Company's third party plan administrators.

     Section 9. Disclosure of Information.

         (a) From and after the date hereof, the Employee shall not at any time use or disclose, divulge, furnish, or make accessible to any Person (other than any officer, director, employee, Affiliate or representative of the Company and its Affiliates), except as required in connection with the performance of the Employee's duties under and in compliance with this Agreement and as required by law and judicial process (after giving the Company reasonably timely notice of the receipt of any such legal or judicial requirement), any Confidential Information (as defined in Section 9(b)) heretofore acquired or acquired during the Employment Period (or the Consulting Period, if any) for any reason or purpose whatsoever, nor shall the Employee make use of any of the Confidential Information for the Employee's own purposes or for the benefit of any person or entity except the Company or any of its Affiliates. The covenant contained in this Section 9 shall survive the termination or expiration of the Employment Period and any termination of this Agreement.

         (b) For purposes of this Agreement, "Confidential Information" means
(i) the Intellectual Property Rights (as defined in Section 9(c)) of the Company and its Affiliates, and (ii) all other knowledge and information of a proprietary or confidential nature relating to the Company or any of its Affiliates, or the business or assets of the Company or any of its Affiliates, including: books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections; provided, however, that Confidential Information shall not include (A) information that is generally available to the public on the date hereof, or that becomes generally available to the public after the date hereof without

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action by the Employee, or (B) information that the Employee receives from a third party who does not have any independent obligation to the Company to keep such information confidential.

         (c) For purposes of this Agreement, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, letters patent, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, discoveries, improvements, ideas, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs, and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

     Section 10. Noncompetition Covenant.

         (a) The Employee acknowledges and agrees that he has received and will continue to receive significant and substantial benefits from his prior and future employment with the Company under this Agreement and the Prior Agreements (as defined in Section 13), including the remuneration, compensation and other consideration inuring to his benefit hereunder, as well as introductions to, personal experience with, training in and knowledge of the Company and its Affiliates, the industries in which they engage, and third parties with whom they conduct business. Accordingly, in consideration of the foregoing, and to induce the Company to employ or retain and continue to employ or retain the Employee hereunder and to provide such benefits to the Employee, in each case subject to the terms and conditions of this Agreement and the applicable employment policies of the Company and its Affiliates, the Employee agrees that he will not, during the Employment Period and the period commencing on the effective date of the termination of his employment with the Company and Affiliates for any reason and ending on the Scheduled Termination Date (the Employment Period and such latter period together being called the "Non-competition Period" herein) (i) in any geographic area where the Company or any of its subsidiaries or other affiliates conducts business during the Non-competition Period, engage in or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity, including, without limitation, by the rendering of services or advice to any person), or lend his name (or any part or variant thereof) to, any Competing Business (as defined in Section 10(b)) (provided, however, that the foregoing shall not apply to the shipment of goods or commodities in cases where the Employee or one of his Affiliates is the beneficial owner, consignor or consignee of such freight and is engaged primarily in the business of manufacturing or distributing such goods or commodities); (ii) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company or any of its subsidiaries or other affiliates during the Non-competition Period; (iii) solicit or employ any officer, director or agent of the Company or any of its subsidiaries or other affiliates to become an officer, director, or agent of the Employee, the Employee's affiliates or anyone else; or (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any of its subsidiaries or other affiliates or any trade name used by any of them. The Employee's ownership for investment purposes only of less than two percent (2%) of the outstanding shares of capital stock or class of debt securities of any corporation with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-

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the-counter market shall not constitute a breach of the foregoing covenant. The
Employee is entering into the foregoing covenant to induce the Company to extend this Agreement to, and to enter into this Agreement with, the Employee; the Employee also acknowledges and reaffirms the terms of Section 7.9 of the Stock Purchase Agreement dated as of December 18, 2000, among the Company, the Employee and the other parties thereto and agrees that this Section 10 shall be in addition to and independent of, and shall in no way modify or limit, the terms of such Section 7.9 (it being agreed that, solely as to the Employee, the proviso in clause (i) above shall also apply to clause (i) of Section 7.9(a) of such Stock Purchase Agreement).

         (b) For purposes of this Agreement, the term "Competing Business" means any transportation or other business that the Company or any of its Affiliates has engaged in at any time during the Employment Period in any city or county in any state of the United States, or in any similar political division of any state, province, canton or other similar governmental entity in Canada, Mexico, China, Japan or any country or other sovereign entity in South America or Europe, including, without limitation, any business engaged in (i) intermodal marketing, (ii) flatbed specialized hauling services, (iii) less-than-truckload common carrier services, (iv) drayage, consolidation, deconsolidation or distribution services, (v) contract warehousing, freight handling or logistic services, (vi) comprehensive transportation management programs or services to third party customers, (vii) freight consolidation and deconsolidation, (viii) traffic management, (ix) railroad signal project management, (x) freight forwarding and related services (including freight brokerage and handling), (xi) customs brokerage, (xii) transportation brokerage, and (xiii) freight transportation (including "full container load" and "less than container load" transportation services).

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     Section 11. Inventions Assignment. During the Employment Period, the
Employee shall promptly disclose, grant and assign to the Company for its and its Affiliates' sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Company and its Affiliates (collectively, the "Inventions") that the Employee may develop or acquire during the Employment Period (whether or not during usual working hours), together with all Intellectual Property Rights associated with or related to the Inventions. In connection with the previous sentence, (a) the Employee, at the expense of the Company (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving payments from the Company pursuant to Section 8(b)(ii)), shall execute and deliver promptly such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any Intellectual Property Rights associated with or related to the Inventions in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world, and (b) the Employee shall render to the Company, at its expense (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving payments from the Company pursuant to
Section 8(b)(ii)), reasonable assistance as it may require in the prosecution of applications for such Intellectual Property Rights, in the prosecution or defense of interferences or infringements that may be declared involving any Intellectual Property Rights, and in any litigation in which the Company or any of its subsidiaries or other affiliates may be involved relating to the Inventions or any such Intellectual Property Rights.

     Section 12. Assistance in Litigation. At the request and expense of the Company (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving payments from the Company pursuant to Section 8(b)(ii)), and upon reasonable notice, the Employee, at all times during and after the Employment Period, shall furnish such information and assistance to the Company and its Affiliates as they may reasonably require in connection with any issue, claim or litigation in which the Company or any of its Affiliates may be involved. If such a request for assistance occurs after the expiration of the Employment Period, then the Employee shall be required to render assistance to the Company and its Affiliates only to the extent that the Employee can do so without materially adversely affecting the Employee's other business obligations to his employer and other third parties. The covenant contained in this Section 12 shall survive the termination or expiration of the Employment Period and any termination of this Agreement.

     Section 13. Entire Agreement; Amendment and Waiver. This Agreement contains the entire agreement and understanding between the Employee and the Company and any predecessor of the Company, and any of their respective Affiliates, with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements and understandings between the Employee and the Company or any predecessor of the Company, or any of their respective Affiliates, regarding the subject matter hereof (including the Employment Agreement dated as of December 22, 2000, and the Amended and Restated Employment Agreement dated as of September 1, 2001 (together, the "Prior Agreements"), between the Employee and Rail Van LLC, an Ohio limited liability company and predecessor-in-interest to Pacer Global Logistics, Inc., a wholly-owned subsidiary of the Company. Other than this Agreement, there are no other agreements or understandings continuing in effect relating to the subject matter hereof (except that

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the parties acknowledge the existence of the separate and independent provisions contained in Section 7.9 of the Purchase Agreement). No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by the Employee and the Company. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party. In consideration of the Employee's continued employment with the Company hereunder and the other payments and consideration inuring to the benefit of the Employee hereunder, the Employee waives and releases the Company and its Affiliates from any and all claims, demands, actions, causes of action, losses, liabilities and obligations whatsoever, whether known or unknown, fixed or contingent, matured or unmatured, arising prior to the date hereof, whether under the Prior Agreements or otherwise in connection with or relating to the Employee's employment with the Company or any of it Affiliates prior to the date hereof, including any arising under federal, state and local labor, employment, civil rights and anti-discrimination laws (including the Age Discrimination in Employment Act, the Americans With Disabilities Act and Title VII of the Civil Rights Act) and any other restrictions on the Company's and its subsidiaries' rights with respect to the modification or termination, for whatever reason, of the employment of its employees; provided, however, that the foregoing shall not apply to, and shall not be deemed to release, any right or claim of the Employee, whenever arising, to be indemnified by the Company or any of its affiliates under and to the extent of the applicable terms and provisions of the Company's or such affiliate's charter, certificate or articles of incorporation, or by-laws.

     Section 14. Notices.
                 -------

         (a) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (i) if to the Company, to:


                                    Pacer International, Inc.
                                    One Concord Center
                                    2300 Clayton Road, Suite 1200
                                    Concord, California  94520
                                    Attention:  Chief Financial Officer
                                    Telephone No.:  (925) 887-1400
                                    Facsimile No.:  (925) 887-1565

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                              with copy to:

                                    Pacer International, Inc.
                                    225 Water Street, Suite 2050
                                    Jacksonville, Florida  32202
                                    Attention: Legal Department
                                    Telephone No.: (904) 633-9500
                                    Facsimile No.: (904) 633-9338

               (ii) if to the Employee, to him at his or her last known address contained in the records of the Company.

         (b) All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery (if sent on a business day where sent, or if sent on other than a business day where sent, on the next business day where sent after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier, on the next business day where sent following dispatch, and (iv) in the case of mailing, on the third business day where sent next following such mailing. In this Agreement, the term "business day" means, as to any location, any day that is not a Saturday, a Sunday or a day on which banking institutions in such location are authorized or required to be closed.

     Section 15. Headings. The section headings in this Agreement are for convenience only and shall not control or affect the meaning of any provision of this Agreement.

     Section 16. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be so modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the legality, binding effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provision in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 17. Remedies. The Employee acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. The Employee further acknowledges that in the event of a breach or any of the covenants contained in Section 9, Section 10, Section 11 or Section 12, the Company shall be entitled to either specific performance or other immediate relief enjoining the same in any court or before any judicial body having jurisdiction over such a claim, without the need to post bond or other security or to show irreparable harm. All

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remedies hereunder are cumulative, are in addition to any other remedies provided for by law and, to the extent permitted by law, may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

     Section 18. Representation. The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee do not breach, violate or cause a default under any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject, and (ii) the Employee is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other Person, , except for certain existing non-competition covenants from the Employee in favor of the Company, which the Employee affirms are continuing and in full force and effect and have been complied with in all respects.

     Section 19. Benefits of Agreement; Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, representatives, heirs and estates, as applicable. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto, except that the Company may assign this Agreement or its rights hereunder to any Affiliate of the Company or to any Person succeeding to all or any substantial portion of their respective businesses. Except as expressly provided in this Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors, permitted assigns, representatives, heirs and estates, as applicable.

     Section 20. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio. The parties consent to disputes being resolved exclusively in a court of competent jurisdiction located in the State of Ohio.

     Section 21. Mutual Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED TO THE SUBJECT MATTER HEREOF.

     Section 22. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall be considered one and the same agreement, effective when one or more counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any signed counterpart delivered by facsimile shall be deemed for all purposes to constitute such party's good and valid execution and delivery of this Agreement.

     Section 23. Expenses; Taxes. Each party hereto shall bear his or its own expenses incurred in connection with this Agreement (including legal, accounting and any other third party fees,

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costs and expenses incurred by such party). Subject to Section 8(c), if applicable, all remuneration, compensation and other consideration payable by the Company or any of its Affiliates hereunder to or for the benefit of the Employee or his heirs, representatives, or estate shall be made and provided net of any and all applicable withholding, F.I.C.A., employment and other similar federal, state and local taxes and contributions required by law to be withheld by the Company or any such Affiliate.

     Section 24. Interpretation and Construction; Defined Terms.
                   ----------------------------------------------

         (a) The term "Agreement" means this Employment Agreement and any and all schedules, annexes and exhibits that may be attached hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the word "including" means "including, without limitation." The words "herein," "hereof," "hereunder," "hereby," "hereto," "hereinafter," and other words of similar import refer to this Agreement as a whole, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in, or any schedule, annex or exhibit that may be attached to, this Agreement. All references to articles, sections, subsections, paragraphs, subparagraphs, clauses, schedules, annexes and exhibits mean such provisions of this Agreement and the schedules, annexes and exhibits that may be attached to this Agreement, except where otherwise stated. The use herein of the masculine, feminine or neuter forms also shall denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless otherwise provided herein, the measure of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, except that, if no corresponding date exists, the measure shall be the next day of the following month or year (e.g., one month following February 8 is March 8, and one month following March 31 is May 1).

         (b) The term "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         (c) The term "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a business, and any other entity, including a governmental entity such as a domestic or foreign government or political subdivision thereof, whether on a federal, state, provincial or local level and whether legislative, Employee, judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

                                   * * * * * *

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         IN WITNESS WHEREOF, the parties have executed and delivered this
Employment Agreement effective as of the date first written above.

                                  THE COMPANY:

                                  PACER INTERNATIONAL, INC.

                                  By:_________________________________
                                  Name:
                                  Title:

                                  THE EMPLOYEE:

                                  ____________________________________
                                  Denis M. Bruncak